
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Pluss
II Financial Statements for the three months ended March 31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                      43,422,810
<SECURITIES>                                 6,165,999
<RECEIVABLES>                                  359,097<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                20,825
<PP&E>                                               0<F2>
<DEPRECIATION>                                       0<F2>
<TOTAL-ASSETS>                              49,968,731
<CURRENT-LIABILITIES>                          335,948
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    49,270,240<F3>
<OTHER-SE>                                     362,543<F4>
<TOTAL-LIABILITY-AND-EQUITY>                49,968,731
<SALES>                                              0
<TOTAL-REVENUES>                             1,014,789<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               573,513<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                            (3,725,484)<F2>
<CHANGES>                                            0
<NET-INCOME>                                 4,166,760<F7>
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Includes all receivables included in "other assets" on the Balance Sheet.
<F2>The Partnership's properties were sold on January 30, 1998 to unaffiliated third parties.  The total selling price of the fourteen properties sold was
$138,000,000, of which the Partnership received $39,822,700, less closing costs of $846,701.  For financial reporting purposes, the Partnership realized a gain of $3,725,484 on the sale.
<F3>Deficit of the General Partners of ($670,128) and equity of Limited Partners of
$49,940,368.
<F4>Unrealized holding gain on MBS.
<F5>Includes all revenue of the Partneship.
<F6>Includes all operating expenses of the Partnership.
<F7>Net income allocated $4,157,935 to the Limited Partners and $8,825 to the
Limited Partners.

